EXHIBIT 2.2


                     PROTOSOURCE CORPORATION AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                            PAGE
                                                                            ----

 Proforma Condensed Financial Statements Summary of Presentation             F-2

 Proforma Condensed Balance Sheet as of June 30, 2001                        F-3

 Proforma Condensed Statement of Operations for the six months
  ended June 30, 2001                                                        F-5

 Proforma Condensed Statement of Operations for the year
  ended December 31, 2000                                                    F-7

 Notes to Proforma Condensed Financial Statements                            F-8

                     PROTOSOURCE CORPORATION AND SUBSIDIARY
              PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



The following unaudited proforma condensed consolidated financial statements gives effect to the sale of substantially all of the assets of Suncoast Automation, Inc. ("Suncoast"), ProtoSource Corporation's (the "Company's") wholly-owned subsidiary to Dauphin Technology, Inc. ("Dauphin"). The proforma condensed consolidated financial statements are based on the Company's historical financial statements and estimates and assumptions set forth below.

The proforma condensed consolidated balance sheet as of June 30, 2001 gives effect to the sale of substantially all of the assets of Suncoast to Dauphin as if the sale took place on June 30, 2001.

The proforma condensed consolidated statement of operations for the six months ended June 30, 2001 includes the sale of substantially all of the assets of Suncoast to Dauphin as if the transaction was completed at the beginning of the year.

The proforma condensed consolidated statement of operations for the year ended December 31, 2000 includes the sale of substantially all of the assets of Suncoast to Dauphin as if the transaction was completed at the beginning of the year.

Proforma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited proforma financial information presented herein is not necessarily indicative of the results of operations or financial position that the Company would have obtained had such events occurred at the beginning of the year, as assumed, or of the future results of the Company. The proforma financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

                      PROTOSOURCE CORPOATION AND SUBSIDIARY
                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2001



                                     ASSETS
                                     ------

                                                   Proforma          Proforma
                                                  Adjustments        Combined
                                                  -----------      -----------
Current Assets:
  Cash and cash equivalents        $   108,641    $      --        $   108,641
  Accounts receivable                  111,456           --            111,456
  Prepaid expenses and other           139,296           --            139,296
  Marketable securities                   --      (1)1,069,800       1,069,800
  Assets held for sale               1,210,069   (1)(1,210,069)           --
                                   -----------    -----------      -----------

     Total Current Assets            1,569,462       (140,269)       1,429,193
                                   -----------    -----------      -----------


Property and Equipment, at cost:
  Equipment                          1,049,019           --          1,049,019
  Furniture                            148,219           --            148,219
  Leasehold improvements                 6,463           --              6,463
                                   -----------    -----------      -----------
                                     1,203,701           --          1,203,701
  Less accumulated depreciation     (1,041,498)          --         (1,041,498)
                                   -----------    -----------      -----------

     Net Property and Equipment        162,203           --            162,203
                                   -----------    -----------      -----------

Other Assets:
  Goodwill                             477,857           --            477,857
  Investment in corporation            226,000           --            226,000
  Deposits                              14,601           --             14,601
                                   -----------    -----------      -----------

     Total Other Assets                718,458           --            718,458
                                   -----------    -----------      -----------

     Total Assets                  $ 2,450,123    $  (140,269)     $ 2,309,854
                                   ===========    ===========      ===========



                     The accompanying notes are an integral
       part of these proforma condensed consolidated financial statements.



                             PROTOSOURCE CORPORATION AND SUBSIDIARY
                          PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                          JUNE 30, 2001



                              LIABILITIES AND STOCKHOLDERS' EQUITY
                              ------------------------------------

                                                                   Proforma         Proforma
                                                                  Adjustments       Combined
                                                                  -----------     ------------
Current Liabilities:
  Accounts payable                                $    226,679    $       --      $    226,679
  Customer deposits                                      5,000            --             5,000
  Accrued expenses                                      62,816            --            62,816
  Deferred revenue                                      28,708            --            28,708
  Current portion of long-term debt                     47,739            --            47,739
  Liabilities assumed upon sale                        140,269     (1)(140,269)           --
                                                  ------------    ------------    ------------


     Total Current Liabilities                         511,211        (140,269)        370,942
                                                  ------------    ------------    ------------

Long-term debt, net of current portion above:
  Obligations under capital leases                     139,637            --           139,637
  Less current portion above                           (47,739)           --           (47,739)
                                                  ------------    ------------    ------------

     Total Long-Term Debt                               91,898            --            91,898
                                                  ------------    ------------    ------------

Commitments and Contingencies                             --              --              --

Stockholders' Equity:
  Preferred stock                                         --              --              --
  Common stock                                      24,535,043            --        24,535,043
  Additional paid in capital                           221,325            --           221,325
  Accumulated deficit                              (22,909,354)           --       (22,909,354)
                                                  ------------    ------------    ------------


     Total Stockholders' Equity                      1,847,014            --         1,847,014
                                                  ------------    ------------    ------------

     Total Liabilities and Stockholders' Equity   $  2,450,123    $   (140,269)   $  2,309,854
                                                  ============    ============    ============



                             The accompanying notes are an integral
               part of these proforma condensed consolidated financial statements.

                                               F-4


                         PROTOSOURCE CORPORATION AND SUBSIDIARY
                 PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE SIX MONTHS ENDED JUNE 30, 2001


                                                               Proforma         Proforma
                                                              Adjustments       Combined
                                                              -----------     -----------

Net revenues                                   $   786,483    $      --       $   786,483
                                               -----------    -----------     -----------

Operating Expenses:
  Selling, general and administrative              892,041           --           892,041
  Cost of revenues                                 377,457           --           377,457
  Depreciation and amortization                    113,658           --           113,658
  Impairment of investment                         404,000           --           404,000
                                               -----------    -----------     -----------

     Total Operating Expenses                    1,787,156           --         1,787,156
                                               -----------    -----------     -----------

     Operating Loss                             (1,000,673)          --        (1,000,673)
                                               -----------    -----------     -----------

Other Income (Expense):
  Interest income                                    3,975           --             3,975
  Interest expense                                (878,089)          --          (878,089)
                                               -----------    -----------     -----------

     Total Other Income (Expense)                 (874,114)          --          (874,114)
                                               -----------    -----------     -----------

Income (Loss) Before Provision For
 Income Taxes                                   (1,874,787)          --        (1,874,787)

Provision for income taxes                            --             --              --
                                               -----------    -----------     -----------

Net Loss From Continuing Operations             (1,874,787)          --        (1,874,787)
                                               -----------    -----------     -----------

Discontinued Operations:
  Loss from discontinued operations               (984,098)   (2)(984,098)           --
  Loss on disposal                              (6,786,621) (2)(6,786,621)           --
                                               -----------    -----------     -----------

     Total Loss From Discontinued Operations    (7,770,719)    (7,770,719)           --
                                               -----------    -----------     -----------

Net Loss                                       $(9,645,506)   $(7,770,719)    $(1,874,787)
                                               ===========    ===========     ===========


                         The accompanying notes are an integral
           part of these proforma condensed consolidated financial statements.

                                           F-5


                            PROTOSOURCE CORPORATION AND SUBSIDIARY
                    PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                          (CONTINUED)


                                                                     Proforma        Proforma
                                                                    Adjustments      Combined
                                                                    -----------    ------------
Net Income (Loss) Per Share of Common Stock:
 Basic:
    Weighted Average Number of Common Shares
      Outstanding                                     4,315,338                       4,315,338
    Net Income (Loss) Per Share of Common Stock:
       Continuing operations                       $      (0.44)                   $      (0.44)
       Discontinued operations                            (1.80)                           --
                                                   ------------                    ------------

      Net Loss                                     $      (2.24)                   $      (0.44)
                                                   ============                    ============

 Diluted:
    Weighted Average Number of Common Shares
      Outstanding                                     4,315,338                       4,315,338
    Net Income (Loss) Per Share of Common Stock:
       Continuing operations                       $      (0.44)                   $      (0.44)
       Discontinued operations                            (1.80)                           --
                                                   ------------                    ------------

      Net Loss                                     $      (2.24)                   $      (0.44)
                                                   ============                    ============




                            The accompanying notes are an integral
              part of these proforma condensed consolidated financial statements.

                                              F-6


                          PROTOSOURCE CORPORATION AND SUBSIDIARY
                  PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                           FOR THE YEAR ENDED DECEMBER 31, 2000


                                                               Proforma        Proforma
                                                              Adjustments      Combined
                                                              -----------     -----------

Net revenues                                   $ 1,609,791    $(2)(87,290)    $ 1,522,501
                                               -----------    -----------     -----------

Operating Expenses:
  Selling, general and administrative            2,392,597    (2)(355,046)      2,037,551
  Cost of revenues                                 760,903    (2) (92,723)        668,180
  Depreciation and amortization                    824,183    (2)(525,005)        299,178
  Stock compensation expense                       220,705           --           220,705
  Impairment of investment                       1,271,484           --         1,271,484
                                               -----------    -----------     -----------

     Total Operating Expenses                    5,469,872       (972,774)      4,497,098
                                               -----------    -----------     -----------

     Operating Loss                             (3,860,081)       885,484      (2,974,597)
                                               -----------    -----------     -----------

Other Income (Expense):
  Interest income                                   40,076    (2)    (255)         39,821
  Other income                                       6,672           --             6,672
  Interest expense                              (1,392,865)          --        (1,392,865)
                                               -----------    -----------     -----------


     Total Other Income (Expense)               (1,346,117)          (255)     (1,346,372)
                                               -----------    -----------     -----------

Income (Loss) Before Provision For
 Income Taxes                                   (5,206,198)       885,229      (4,320,969)

Provision for income taxes                            --             --              --
                                               -----------    -----------     -----------

Net Loss                                       $(5,206,198)   $   885,229     $(4,320,969)
                                               ===========    ===========     ===========

Net Income (Loss) Per Share of Common Stock:
 Basic:
    Weighted Average Number of Common Shares
      Outstanding                                2,569,133                      2,569,133
      Net Loss                                 $     (2.03)                   $     (1.68)

 Diluted:
    Weighted Average Number of Common Shares
      Outstanding                                2,569,133                      2,569,133
      Net Loss                                 $     (2.03)                   $     (1.68)



                          The accompanying notes are an integral
            part of these proforma condensed consolidated financial statements.

                                            F-7

                     PROTOSOURCE CORPORATION AND SUBSIDIARY
           NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS



1.   Basis of Presentation
     ---------------------
          On July 1, 2001, the Company sold substantially all of the assets of Suncoast to Dauphin for 766,058 shares of Dauphin common stock, valued at $1.1 million based on the closing bid price of $1.47 per share on June 29, 2001. The Dauphin shares received are restricted stock and Dauphin is obligated to file a registration statement prior to the thirtieth day following the filing of its Form 10-Q for the quarter ended June 30, 2001 to register the Company's shares it received.

          The proforma condensed consolidated balance sheet as of June 30, 2001 gives effect to the sale of substantially all of the assets of Suncoast to Dauphin as if the sale took place on June 30, 2001.

          The proforma condensed consolidated statement of operations for the six months ended June 30, 2001 and for the year ended December 31, 2000 includes the sale of substantially all of the assets of Suncoast to Dauphin as if the transaction was completed on January 1, 2000. The loss on sale of Suncoast is not included in the proforma condensed statement of operations. The estimated loss on sale as if the sale took place on January 1, 2000 would have been approximately $6,800,000.

2.   Proforma Net Income (Loss) Per Share of Common Stock
     ----------------------------------------------------
          The proforma net income (loss) per share of common stock is based on the weighted average number of common shares outstanding during the period.

3.   Proforma Adjustments
     --------------------
          Adjustments to present the proforma condensed consolidated financial statements are as follows:

          1. Adjustment to record the sales proceeds for the sale of substantially all of the assets of Suncoast to Dauphin and to remove the assets sold as of June 30, 2001. Includes payment of estimated legal, commissions and other estimated costs of the sale of approximately $100,000.

          2.   Adjustment to remove the operations of Suncoast for the period.





                                       F-8